Exhibit 99.1

FatPipe CEO Publishes Letter to Shareholders Regarding its S-3 Filing

SALT LAKE CITY, UT / ACCESS Newswire / July 23, 2026 / FatPipe, Inc. (NASDAQ: FATN) (“FatPipe” or the “Company”), a pioneer in enterprise-class software-defined wide area networking (“SD-WAN”) and single-stack cybersecurity solutions, today published the following letter from its Chief Executive Officer, Dr. Ragula Bhaskar.

Dear Fellow Shareholders,

We have received shareholder questions regarding FatPipe’s recently filed Form S-3 registration statement and would like to provide additional context.

The registration statement gives FatPipe the flexibility to access capital in the future if needed to support potential accretive acquisitions that complement our business or working capital needed to deploy large customer orders. Establishing this flexibility allows the Company to expeditiously act on any opportunity that adds accretive value to the Company and its shareholders. Management believes that is a very good thing; and it allows us to quickly move on very accretive acquisitions or large customer orders that would increase shareholder value.

To date, FatPipe has not issued nor sold any shares or raised capital under the at-the-market (“ATM”) program, and our intention will always be to increase shareholder value. Any decision to utilize the ATM or share placement would be made after considering the Company’s capital needs, market conditions, strategic and accretive opportunities, and the best interests of our shareholders, of which management is a significant holder.

Our management team remains focused on executing our business strategy, expanding customer and partner relationships, delivering innovative networking and cybersecurity solutions, and creating long-term shareholder value.

Thank you for your continued confidence and support.

Sincerely,

Dr. Ragula Bhaskar

Chief Executive Officer

FatPipe, Inc. (NASDAQ: FATN)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially from those described. Additional information regarding these risks is contained in FatPipe’s filings with the U.S. Securities and Exchange Commission. Except as required by law, FatPipe undertakes no obligation to update any forward-looking statements.